Form 10-Q

Exhibit 10.2
THE TIMBERLAND COMPANY
2009 EXECUTIVE LONG TERM INCENTIVE PROGRAM
PERFORMANCE STOCK UNIT AGREEMENT
     The Timberland Company, a Delaware corporation (the “Company”), hereby grants, effective as of <<Date of Grant>>,                                          (the “Participant”)                                           performance stock units (“PSUs”), which PSUs if earned pursuant to the 2009 Executive Long Term Incentive Program (the “2009 LTIP”) will be paid in the form of shares of the Company’s Class A Common Stock on the basis of one share for each stock unit. The PSUs are subject to the terms and conditions of the 2007 Incentive Plan, the 2009 LTIP and the additional terms and conditions delivered herewith. Such additional terms and conditions are incorporated by reference herein and made a part hereof.
     Subject to the terms and conditions of the 2007 Incentive Plan, the 2009 LTIP and the additional terms and conditions delivered herewith, the PSUs shall be earned as follows:

PSUs upon achievement of a Performance Goal (as defined in the 2009 LTIP) as determined by the Committee (as defined in the 2009 LTIP)

THE TIMBERLAND COMPANY

By:

ACKNOWLEDGED AND RECEIVED

Date:	Participant’s Signature
ADDITIONAL TERMS AND CONDITIONS OF AGREEMENT ARE ATTACHED HERETO

Form 10-Q

PERFORMANCE STOCK UNIT AGREEMENT
ADDITIONAL TERMS AND CONDITIONS
     The <<Date of Grant>> Award of Performance Stock Units (“PSUs”) is made pursuant to the 2009 Executive Long Term Incentive Program (the “2009 LTIP”) under the Company’s 2007 Incentive Plan (the “2007 Plan” and together with the 2009 LTIP, the “Plan Documents”). The Award is subject to the restrictions and conditions set forth below and in such Plan Documents, which are incorporated herein by reference with the same effect as if set forth herein in full. All terms used herein shall have the same meaning as in the Plan Documents, except as otherwise expressly provided.
          In consideration of the Company’s awarding PSUs, the Participant hereby agrees with the Company as follows:
     1. The PSUs shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan Documents. Once a stock certificate (or other evidence of ownership) has been delivered to the Participant in payment of the PSUs pursuant to Paragraph 2, the Participant will be free to sell the shares of Stock evidenced thereby, subject to applicable requirements of federal and state securities laws.
     2. The performance period for determining the number of PSUs earned under the 2009 LTIP shall commence on January 1, 2009 and end on December 31, 2011 (the “Performance Period”). Subject to any acceleration or termination of the PSUs as set forth in the 2007 Plan, the PSUs shall be paid in the form of Stock, to the extent the performance goals have been attained as set forth in the 2009 LTIP, provided that the Participant has been continuously employed with the Company through the date on which an Award Payout is made.
     3. The Participant expressly acknowledges that the delivery of Stock in payment of the PSUs will give rise to “wages” subject to withholding and agrees that his or her rights hereunder are subject to him or her paying to the Company, by the delivery of shares of Stock acquired hereunder (or by such other means as may be acceptable to the Administrator in its discretion), all taxes required to be withheld in connection with such vesting.
     4. This Award of PSUs does not give the Participant any right to be retained in the employ of the Company or any of its subsidiaries, nor any other right not expressly provided for herein or in the Plan Documents.
     5. In order to manage and administer the plans under the Plan Documents, the Administrator will need to process Participant’s personal data (electronically or otherwise), including but not limited to communicating such data to the Company’s group of companies and any third party administrator. By signing the Performance Stock Unit Agreement, the Participant acknowledges receipt of this notification and acknowledges that he/she understands that he/she may object to portions of the processing of his/her personal data. However, such objection may affect participation in the 2009 LTIP and result in exclusion from participation in the 2009 LTIP.
     6. By executing the Performance Stock Unit Agreement, the Participant represents that he or she accepts this Award of PSUs, agrees to the terms hereof, and acknowledges that he or she has received a copy of the Plan Documents and is familiar with their terms and provisions.
     7. The Performance Stock Unit Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.